UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 17, 2021

Date of Report (Date of earliest event reported)

Newborn Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39230	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 801, Building C SOHO Square, No. 88 Zhongshan East 2nd Road, Huangpu District Shanghai, China	200002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 155 0219 5891

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	NBAC	The Nasdaq Stock Market LLC
Warrants	NBACW	The Nasdaq Stock Market LLC
Units	NBACU	The Nasdaq Stock Market LLC
Rights	NBACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders

As previously reported, on November 11, 2020, Newborn Acquisition Corp, a Cayman Islands exempted company (“Newborn” or the “Company”), entered into a merger agreement (as it may be amended and/or restated from time to time, the “Merger Agreement”), which provides for a business combination between Newborn and Nuvve Corporation, a Delaware corporation (“Nuvve”). Pursuant to the Merger Agreement, the business combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Newborn, Newborn will reincorporate to the State of Delaware by merging with and into NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Newborn (“PubCo”), with PubCo surviving as the publicly traded entity (the “Reincorporation Merger”); and (ii) immediately after the Reincorporation Merger, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), will merge with and into Nuvve, with Nuvve surviving as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). In addition, in connection with the consummation of the business combination, PubCo will be renamed “Nuvve Holding Corp.” The transactions contemplated under the Merger Agreement relating to the Reincorporation Merger and Acquisition Merger are referred to in this current report as the “Business Combination.”

On March 17, 2021 at 8:00 a.m., Hong Kong Time, the Company held an extraordinary general meeting (the “Meeting”) at which the Company’s shareholders voted on the following proposals, as set forth below, each of which is described in detail in the definitive proxy statement/prospectus (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2021, which was first mailed by the Company to its shareholders on or about February 17, 2021, and its proxy supplement filed with the SEC on March 8, 2021.

As of February 10, 2021, the record date for the Meeting, there were 7,460,000 ordinary shares issued and outstanding and entitled to vote. There were 4,408,691 ordinary shares presented in person or represented by proxy at the Meeting. The final voting results for each proposal submitted to the shareholders of the Company at the Meeting are included below.

Each of the proposals described below was approved by the Company’s shareholders.

PROPOSALS:

PROPOSAL 1:

To approve by special resolution the merger of the Company with and into NB Merger Corp., its wholly owned Delaware subsidiary (“PubCo”), with PubCo surviving the merger. The merger will change the Company’s place of incorporation from Cayman Islands to Delaware. This proposal was referred to in the Proxy Statement as the “Reincorporation Merger Proposal.”

For	Against	Abstain
4,402,051	2,165	4,475

PROPOSAL 2:

To approve a set of separate proposals by special resolution each material difference between the proposed Amended and Restated Certificate of Incorporation of PubCo and the amended and restated memorandum and articles of association of the Company. These proposals were collectively referred to in the Proxy Statement as the “Charter Proposals.”

Proposal Number 2A was to change the name of the Company to “Nuvve Holding Corp.”

For	Against	Abstain
4,401,901	1,864	4,926

Proposal Number 2B was to require an affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, to amend the Certificate of Incorporation; provided that an affirmative vote of at least 66⅔% of the total voting power of the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind certain provisions of the Certificate of Incorporation, including provisions relating to staggering the board of directors, appointing directors, removing directors, amending the bylaws, eliminating written consents of stockholders, calling meetings of the stockholders, limiting liability of directors and indemnifying directors and officers, and selecting the forum for certain actions involving the company.

For	Against	Abstain
3,425,041	969,551	14,099

Proposal Number 2C was to require an affirmative vote of either a majority of the board of directors or at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, in order to alter, amend, repeal or rescind the bylaws of PubCo, in whole or in part.

For	Against	Abstain
3,422,300	969,053	17,338

Proposal Number 2D was to approve that PubCo’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

For	Against	Abstain
3,420,772	970,207	17,712

Proposal Number 2E was to provide for (i) the election of directors by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock) and (ii) the filling of newly created directorships (including those created by the board) or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

For	Against	Abstain
3,422,358	968,858	17,475

Proposal Number 2F was to provide for the removal of directors with cause by the affirmative vote of at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of preferred stock, who shall be removed pursuant to the terms of such preferred stock).

For	Against	Abstain
3,423,649	969,044	15,998

Proposal Number 2G was to provide that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo.

For	Against	Abstain
3,410,326	982,775	15,590

Proposal Number 2H was to provide that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent, unless such action is unanimously recommended or approved by the board of directors.

For	Against	Abstain
3,421,073	975,862	11,756

Proposal Number 2I was to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims and that for certain claims made under federal securities law, the claim must be brought in federal district court.

For	Against	Abstain
4,390,751	2,372	15,568

Proposal Number 2J was to eliminate various provisions applicable only to blank check companies.

For	Against	Abstain
4,383,446	2,633	22,612

PROPOSAL 3:

To approve by ordinary resolution the merger of Merger Sub, a wholly-owned subsidiary of PubCo, with and into Nuvve, with Nuvve surviving the merger as a wholly-owned subsidiary of PubCo. This proposal was referred to in the Proxy Statement as the “Acquisition Merger Proposals.”

For	Against	Abstain
4,402,863	1,201	4,627

PROPOSAL 4:

To approve by ordinary resolution (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding the Company’s ordinary shares and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s ordinary shares in connection with the PIPE Investment. This proposal was referred to in the Proxy Statement as the “Nasdaq Proposal.”

For	Against	Abstain
4,384,126	8,847	15,718

PROPOSAL 5:

To approve by ordinary resolution the appointment of Richard A. Ashby and Jon M. Montgomery as Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and H. David Sherman as Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, Ted Smith and Kenji Yodose as Class C directors serving until PubCo’s 2024 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement. This proposal was referred to in the Proxy Statement as the “Director Election Proposal.”

For	Against	Abstain
3,547,965	840,854	19,546

PROPOSAL 6:

To approve by ordinary resolution PubCo’s 2020 Equity Incentive Plan, which we referred to in the Proxy Statement as the “Incentive Plan Proposal.”

For	Against	Abstain
3,398,986	980,524	29,281

Item 8.01. Other Events

On March 17, 2021, the Company issued a press release announcing that its shareholders have voted to approve the previously announced business combination with Nuvve Corporation at the Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated March 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2021

NEWBORN ACQUISITION CORP.

By:	/s/ Wenhui Xiong
Name:	Wenhui Xiong
Title:	Chief Executive Officer